EXHIBIT 10.23.1

FIRST AMENDMENT TO LEASE

This FIRST AMENDMENT TO LEASE (this “Agreement”) is made as of the 6th day of January, 1999, by and between 200 SOUTH VIRGINIA INVESTMENTS, LLC (“Landlord”) and ADVANCED TELECOM GROUP, INC. (“Tenant”).

Recitals.

A.                                   Tenant occupies certain premises in the building at 200 South Virginia Street, Reno, Nevada, under a Lease Agreement, dated July 31, 1999, between Landlord and Tenant (the “Lease”).  Terms with initial capitals used in this Agreement, unless otherwise defined herein, shall have the meanings given them in the Lease.

B.                                     In accordance with Section 1.2.2 of the Lease, Landlord offered to Tenant 1,527 square feet of space on the second floor of the Building, adjacent to the Premises, for Tenant expansion (the “Additional Space”).

C.                                     Tenant desires to lease the Additional Space and to make certain improvements to the Additional Space, and Landlord is willing to permit such expansion and to pay to Tenant an allowance for the improvements to the Additional Space, in each case, on the terms and subject to the conditions set forth in this Agreement.

Agreement.

NOW THEREFORE, in consideration of the premises and of the mutual covenants set forth herein, the parties agree:

1.                                       Premises.  Effective January 15, 2000, the terms “Premises” or “Leased Premises” in the Lease shall be defined as (i) 5,633 rentable square feet of space located on the first floor of the Building, and (ii) 6,100 rentable square feet of space located on the second floor of the Building, in each case as depicted in the floor plans attached as Exhibit A to this Agreement.

2.                                       Base Rent.  Effective January 1, 2000, the Base Rent, calculated at the rate of $19.20 per square foot annually and specified in the summary of Basic Lease Terms in the Lease, shall be increased to $18,772.80 per month ($225,273.00 annually).

3.                                       Additional Space Improvements.  As contemplated at Section 7.1 of the Lease, but subject to the provisions of this Section 3, Landlord hereby consents to the Tenant Improvements described in Exhibit B to this Agreement (the “Additional Space Improvements”).  Landlord shall afford Tenant an allowance for the Additional Space Improvements in the amount of $7,700.00, as more particularly provided in Section 3.1 below (the “ASI Allowance”).  Tenant shall prepare and deliver to Landlord, for its review and approval, construction drawings and specifications for the Additional Space Improvements (in the form approved by Landlord pursuant to this Section 3, the “Approved AS Plans”).  Landlord shall not unreasonably withhold or delay its approval thereof, provided that the same conform to the description of the Additional

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Space Improvements set forth in Exhibit C, and meet the criteria specified at clauses (a), (c) and (d), of Section 7.3 of the Lease.

3.1                                 Landlord’s Obligation and TI Allowance.  Upon completion of the Additional Space Improvements in conformance with the Approved Plans, issuance of a certificate of occupancy for the Additional Space, and Tenant’s delivery of its certification to Landlord that the Additional Space Improvements have been completed in accordance with the Approved Plans, but subject to receiving appropriate lien waivers as condition thereto, Landlord shall pay the ASI Allowance directly to Tenant.

4.                                       Ratification.  Except as amended hereby, the Lease is ratified and confirmed in all respects.

IN WITNESS WHEREOF, the parties have executed this Agreement on the Effective Date.

200 SOUTH VIRGINIA INVESTMENTS, LLC,
an Oregon limited liability company

By:	SCANLANKEMPERBARD COMPANIES, an Oregon corporation, its Operating Manager

By:	/s/ Jeffrey J. Tarlman
Title:	VP

“Landlord”

ADVANCED TELECOM GROUP, INC.,
a Delaware corporation

By:	/s/ Robert T. Warstler
Title:	President

“Tenant”

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EXHIBIT A

Premises Description and Plan

EXHIBIT B

Additional Space Improvements